Exhibit 10.6

CLOUDBREAK HEALTH, LLC

2015 UNIT INCENTIVE PLAN

1.    Purposes of the Plan. The purposes of this Cloudbreak Health, LLC 2015 Unit Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees and Consultants and to promote the success of the Company’s business. Options may be granted under the Plan.

2.    Definitions. As used herein, the following definitions shall apply:

(a)    “Administrator” means the Board or its Committee appointed pursuant to Section 4 of the Plan.

(b)    “Affiliate” means, with respect to the Company, any other entity controlling, controlled by, or under common control with the Company.

(c)     “Applicable Laws” means the legal requirements relating to the granting of securities and interests in securities and the administration of equity incentive plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, U.S. federal and applicable state tax laws, other U.S. federal and state laws, the Code, any securities exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Options are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

(d)    “Board” means the Board of Directors of the Company.

(e)     “Cause” means: (i) willful misconduct or gross negligence in the performance of a person’s duties, or refusal or failure to comply with the legal directives of the Board or such person’s supervisor(s) so long as such directives are not inconsistent with a person’s position and duties, which is not remedied (if remediable) within five (5) working days after written notice from the Board or such supervisor(s), which written notice shall state that failure to remedy such conduct may result in termination for Cause; (ii) a person’s deliberate attempt to do an injury to the Company; (iii) a person’s conviction of, or plea of nolo contendre to, a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company or any other conviction for, or plea of nolo contendere to, any act or omission involving fraud, theft or embezzlement, whether or not against the Company; or (iv) a person’s material breach of any material provision of any agreement between the person and the Company, including without limitation, the theft or other misappropriation of the Company’s proprietary information in breach of any confidentiality provision; provided, however, that if a person is a party to any agreement with the Company or any of its Affiliates in which “Cause” is defined in reference to such person’s termination of Continuous Service Status to the Company or an Affiliate, then “Cause” under the Plan shall mean “Cause” as defined in such agreement with respect to such person.

(f)    “Change of Control” has the meaning given such term in the LLC Agreement.

(g)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(h)    “Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 of the Plan.

(i)    “Common Units” means Common Units, as defined in the LLC Agreement, of the Company.

(j)    “Company” means Cloudbreak Health, LLC, a Delaware limited liability company.

(k)     “Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services, and any Director of the Company whether compensated for such services or not.

(l)     “Continuous Service Status” means the absence of any interruption or termination of service as an Employee or Consultant. Continuous Service Status as an Employee or Consultant shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Administrator, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, Affiliates or their respective successors. A change in status from an Employee to a Consultant or from a Consultant to an Employee will not constitute an interruption of Continuous Service Status.

(m)    “Director” means a member of the Board.

(n)     “Employee” means any person employed by the Company or any Affiliate, with the status of employment determined based upon such factors as are deemed appropriate by the Administrator in its discretion, subject to any requirements of the Code or the Applicable Laws. Notwithstanding the foregoing, the payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

(o)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(p)     “Fair Market Value” means, as of any date, the fair market value of the Common Units, as determined by the Administrator in good faith and in accordance with Applicable Laws, the requirements of Section 409 of the Code and proposed regulations Section 1.409A-1(b)(5)(iv) and any other successor provisions, after taking into account such factors as the Administrator shall deem appropriate and which the Administrator shall apply consistently with respect to Participants.

(q)    “Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange or designated or approved for designation as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc.

(r)    “LLC Agreement” means the LLC Agreement of the Company, dated as of June 19, 2015, as amended, modified or supplemented from time to time.

(s)     “Named Executive” means any individual who, on the last day of the Company’s fiscal year, is the chief executive officer of the Company (or is acting in such capacity) or among the four most highly compensated officers of the Company (other than the chief executive officer). Such officer status shall be determined pursuant to the executive compensation disclosure rules under the Exchange Act.

(t)    “Option” means an option to purchase Common Units granted pursuant to the Plan.

(u)    “Option Agreement” means a written document, the form(s) of which shall be approved from time to time by the Administrator, reflecting the terms of an Option granted under the Plan and includes any documents attached to or incorporated into such Option Agreement, including, but not limited to, a notice of Option grant and a form of exercise notice.

(v)    “Option Exchange Program” means a program approved by the Administrator whereby outstanding Options are exchanged for Options with a lower exercise price or are amended to decrease the exercise price as a result of a decline in the Fair Market Value of the Common Units.

(w)    “Optioned Units” means the Common Units subject to an Option.

(x)    “Optionee” means an Employee or Consultant who receives an Option.

(y)    “Organic Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation or other capital reorganization or business combination transaction of the Company with or into another corporation, entity or person, or the direct or indirect acquisition (including by way of a tender or exchange offer) by any person, or persons acting as a group, of beneficial ownership or a right to acquire beneficial ownership of the equity securities representing a majority of the voting power of the then outstanding equity securities of the Company.

(z)    “Participant” means any holder of one or more Options, or the Common Units issuable or issued upon exercise of such awards, under the Plan.

(aa)    “Plan” means this Cloudbreak Health, LLC 2015 Unit Incentive Plan.

(bb)    “Reporting Person” means an officer, Director, or holder of greater than ten percent of the voting equity securities of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

(cc)    “Restricted Units” means Common Units acquired pursuant to an exercise of an Option under Section 9 below.

(dd)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

(ee)    “Series A Preferred Units” means the Series A Preferred Units of the Company as defined in the LLC Agreement.

(ff)    “Units” has the meaning given such term in the LLC Agreement.

3.    Units Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Units subject to the Plan is [Two Million Two Hundred Thousand (2,200,000)] Common Units. The Common Units may be authorized, but unissued, or reacquired Common Units. If an award should expire or become unexercisable for any reason without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Common Units that were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.     In addition, any Common Units which are retained by the Company upon exercise of an Option in order to satisfy the exercise or purchase price for such Option or any withholding taxes due with respect to such exercise or purchase shall be treated as not issued and shall continue to be available under the Plan. Common Units issued under the Plan and later repurchased by the Company pursuant to any repurchase right which the Company may have shall be available for future grant under the Plan.

4.    Administration of the Plan.

(a)     General. The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board. The Plan may be administered by different administrative bodies with respect to different classes of Participants and, if permitted by the Applicable Laws, the Board may authorize one or more officers to make awards under the Plan.

(b)     Committee Composition. If a Committee has been appointed pursuant to this Section 4, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of any Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies (however caused) and remove all members of a Committee and thereafter directly administer the Plan, all to the extent permitted by the Applicable Laws. The Committee shall in all events conform to any requirements of the Applicable Laws.

(c)     Powers of the Administrator. Subject to the provisions of the Plan and in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its sole discretion:

(i)    to determine the Fair Market Value of the Common Units, in accordance with Section 2(p) of the Plan and Applicable Laws;

(ii)    to select the Employees and Consultants to whom Options may from time to time be granted;

(iii)    to determine whether and to what extent Options are granted;

(iv)    to determine the number of Common Units to be covered by each Option granted;

(v)    to approve the form(s) of agreement(s) used under the Plan;

(vi)    to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder, which terms and conditions include but are not limited to the exercise or purchase price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, any pro rata adjustment to vesting as a result of a Participant’s transitioning from full- to part-time service (or vice versa), and any restriction or limitation regarding any Option or Optioned Units, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vii)    to determine whether and under what circumstances an Option may be settled in cash under Section 9(c) instead of Common Units;

(viii)    to implement an Option Exchange Program on such terms and conditions as the Administrator in its discretion deems appropriate, provided that no amendment or adjustment to an Option that would materially and adversely affect the rights of any Optionee shall be made without the prior written consent of the Optionee;

(ix)    to adjust the vesting of an Option held by an Employee or Consultant as a result of a change in the terms or conditions under which such person is providing services to the Company;

(x)    to construe and interpret the terms of the Plan and awards granted under the Plan, which constructions, interpretations and decisions shall be final and binding on all Participants; and

(xi)    in order to fulfill the purposes of the Plan and without amending the Plan, to modify grants of Options to Participants who are foreign nationals or employed outside of the United States in order to recognize differences in local law, tax policies or customs.

5.    Eligibility.

(a)    Recipients of Options. Options may be granted to Employees and Consultants.

(b)    No Employment Rights. The Plan shall not confer upon any Participant any right with respect to continuation of an employment or consulting relationship with the Company or any of its Affiliates, nor shall it interfere in any way with such Participant’s right or the Company’s right to terminate the employment or consulting relationship at any time for any reason.

6.    Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors and approval by the Company’s members in accordance with the LLC Agreement. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 14 of the Plan.

7.    Term of Option. The term of each Option shall be the term stated in the Option Agreement; provided that the term shall be no more than ten (10) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

8.    Option Exercise Price and Consideration.

(a)     Exercise Price. The per Unit exercise price for the Units to be issued pursuant to exercise of an Option shall be such price as is determined by the Administrator and set forth in the Option Agreement, but shall be not less than 100% of the Fair Market Value per Unit on the date of grant.

(b)     Permissible Consideration. The consideration to be paid for the Common Units to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator in its sole discretion and may consist entirely of (1) cash; (2) check; (3) subject to any requirements of the Applicable Laws, delivery of Optionee’s promissory note having such recourse, interest, security and redemption provisions as the Administrator determines to be appropriate after taking into account the potential accounting consequences of permitting an Optionee to deliver a promissory note; (4) cancellation of indebtedness owed by the Company to such Optionee; (5) other Units that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Common Units as to which the Option is exercised, provided that in the case of Units acquired, directly or indirectly, from the Company, such Units must have been owned by the Optionee for more than six months on the date of surrender (or such other period as may be required to avoid the Company’s incurring an adverse accounting charge); (6) a cashless exercise program adopted by the Administrator that complies with the Applicable Laws; or (7) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator may consider if acceptance of such consideration may be reasonably expected to benefit the Company and the Administrator may, in its sole discretion, refuse to accept a particular form of consideration (other than cash) at the time of any Option exercise.

9.     Exercise of Option.

(a)    General.

(i)     Exercisability and Vesting. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan and reflected in the Option Agreement, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee. Unless otherwise determined by the Administrator, all Options granted hereunder shall vest on the following schedule: (A) all Options subject to a grant shall vest over a three (3) year period commencing with the date of grant, (B) one-third of the total number of Options granted shall vest at the end of each year during such 3-year period.

(ii)     Leave of Absence. The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any such unpaid leave of absence (unless otherwise required by the Applicable Laws). In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(iii)    Minimum Exercise Requirements. An Option may not be exercised for a fraction of a Common Unit. The Administrator may require that an Option be exercised as to a minimum number of Common Units, provided that such requirement shall not prevent an Optionee from exercising the full number of Common Units as to which the Option is then exercisable.

(iv)     Procedures for and Results of Exercise. An Option shall be deemed exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and the Company has received full payment for the Common Units with respect to which the Option is exercised. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 8(b) of the Plan, provided that the Administrator may, in its sole discretion, refuse to accept any form of consideration (other than cash) at the time of any Option exercise. Exercise of an Option in any manner shall result in a decrease in the number of Common Units that thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Common Units as to which the Option is exercised.

(v)     Rights as Member. Until (A) the issuance of the Common Units (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) upon exercise of any Option, (B) admission as a member of the Company (a “Member”) pursuant to the terms and conditions of the LLC Agreement and (C) the execution and delivery of a joinder by which the holder becomes a party to the LLC Agreement, the holder of the Option shall have no rights as a Member with respect to the Optioned Units, including rights to distributions. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Unit is issued, except as provided in Section 12 of the Plan. Upon exercise of any Option, the holder of the Restricted Units issued upon such exercise shall execute a joinder to become a party to, and bound by, the LLC Agreement.

(b)     Termination of Employment or Consulting Relationship. Except as otherwise set forth in this Section 9(b), the Administrator shall establish and set forth in the applicable Option Agreement the terms and conditions upon which an Option shall remain exercisable, if at all, following termination of an Optionee’s Continuous Service Status, which provisions may be waived or modified by the Administrator at any time. Unless the Administrator otherwise provides in the Option Agreement, to the extent that the Optionee is not vested in the Optioned Units at the date of termination of his or her Continuous Service Status, or if the Optionee (or other person entitled to exercise the Option) does not exercise the Option to the extent so entitled within the time specified in the Option Agreement or below (as applicable), the Option shall terminate and the Optioned Units underlying the unexercised portion of the Option shall revert to the Plan. In no event may any Option be exercised after the expiration of the Option term as set forth in the Option Agreement (and subject to Section 7).

The following provisions (1) shall apply to the extent an Option Agreement does not specify the terms and conditions upon which an Option shall terminate upon termination of an Optionee’s Continuous Service Status, and (2) establish the minimum post-termination exercise periods that may be set forth in an Option Agreement:

(i)     Termination other than Upon Disability or Death; Termination for Cause. In the event of termination of an Optionee’s Continuous Service Status other than under the circumstances set forth in subsections (ii) and (iii) below, such Optionee may exercise an Option for thirty (30) days following such termination to the extent the Optionee was vested in the Optioned Units as of the date of such termination; provided, however, in the event of termination of Optionee’s Continuous Service Status for Cause, the Optionee’s rights to exercise any Option, whether or not vested, shall terminate concurrently with the termination of the Optionee’s Continuous Service Status. No termination shall be deemed to occur and this Section 9(b)(i) shall not apply if (A) the Optionee is a Consultant who becomes an Employee, or (B) the Optionee is an Employee who becomes a Consultant.

(ii)     Disability of Optionee. In the event of termination of an Optionee’s Continuous Service Status as a result of his or her disability (including a disability within the meaning of Section 22(e)(3) of the Code), such Optionee may exercise an Option at any time within six (6) months following such termination to the extent the Optionee was vested in the Optioned Units as of the date of such termination.

(iii)    Death of Optionee. In the event of the death of an Optionee during the period of Continuous Service Status, or within thirty (30) days following termination of Optionee’s Continuous Service Status, the Option may be exercised by Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance at any time within twelve (12) months following the date of death, but only to the extent the Optionee was vested in the Optioned Units as of the date of death or, if earlier, the date the Optionee’s Continuous Service Status terminated.

(c)     Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Units an Option previously granted under the Plan based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

10.    Taxes.

(a)     As a condition of the grant, vesting or exercise of an Option granted under the Plan, the Participant (or in the case of the Participant’s death, the person exercising the Option) shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, vesting or exercise of the Option or the issuance of Common Units. The Company shall not be required to issue any Common Units under the Plan until such obligations are satisfied. If the Administrator allows the withholding or surrender of Common Units to satisfy a Participant’s tax withholding obligations under this Section 10 (whether pursuant to Section 10(c), (d) or (e), or otherwise), the Administrator shall not allow Common Units to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b)     In the case of an Employee and in the absence of any other arrangement, the Employee shall be deemed to have directed the Company to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of an exercise of the Option.

(c)     This Section 10(c) shall apply only after the date, if any, upon which the Common Units become a Listed Security. In the case of a Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under the Applicable Laws, the Participant shall be deemed to have elected to have the Company withhold from the Common Units to be issued upon exercise of the Option that number of Common Units having a Fair Market Value determined as of the applicable Tax Date (as defined below) equal to the amount required to be withheld. For purposes of this Section 10, the Fair Market Value of the Common Units to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Laws (the “Tax Date”).

(d)     If permitted by the Administrator, in its discretion, a Participant may satisfy his or her tax withholding obligations upon exercise of an Option by surrendering to the Company Units that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of Units previously acquired from the Company that are surrendered under this Section 10(d), such Units must have been owned by the Participant for more than six (6) months on the date of surrender (or such other period of time as is required for the Company to avoid adverse accounting charges).

(e)     Any election or deemed election by a Participant to have Units withheld to satisfy tax withholding obligations under Section 10(c) or (d) above shall be irrevocable as to the particular Units as to which the election is made and shall be subject to the consent or disapproval of the Administrator. Any election by a Participant under Section 10(d) above must be made on or prior to the applicable Tax Date.

(f)     In the event an election to have Units withheld is made by a Participant and the Tax Date is deferred under Section 83 of the Code because no election is filed under

Section 83(b) of the Code, the Participant shall receive the full number of Units with respect to which the Option is exercised but such Participant shall be unconditionally obligated to tender back to the Company the proper number of Units on the Tax Date.

11.    Non-Transferability of Options.

(a)     General. Except as set forth in this Section 11, Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by an Optionee will not constitute a transfer. An Option may be exercised, during the lifetime of the holder of an Option, only by such holder or a transferee permitted by this Section 11.

(b)     Limited Transferability Rights. Notwithstanding anything else in this Section 11, the Administrator may in its sole discretion grant Options that may be transferred by instrument to an inter vivos or testamentary trust in which the Options or Restricted Units are to be passed to beneficiaries upon the death of the trustor (settlor) or pursuant to domestic relations orders to “Immediate Family Members” (as defined below) of the Optionee. “Immediate Family Members” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent (50%) of the voting interests.

12.    Adjustments upon Changes in Capitalization, Merger or Certain Other Transactions.

(a)     Changes in Capitalization. Subject to any action required under Applicable Laws, the number of Common Units covered by each outstanding Option, and the number of Common Units that have been authorized for issuance under the Plan but as to which no Options have yet been granted or that have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Unit of Common Units covered by each such outstanding award, shall be proportionately adjusted for any increase or decrease in the number of issued Common Units resulting from a forward unit split, reverse unit split, combination, recapitalization or reclassification of the Common Units. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of Units, or securities convertible into Units, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Common Units subject to an award.

(b)     Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(c)     Organic Transaction. In the event of an Organic Tansaction (including, without limitation, a Change of Control), all Options for all of the Common Units subject to the Plan which remain unissued and not otherwise subject to any outstanding Option shall be issued to the holders of Common Units in the Company pro rata in accordance with the number of Common Units held by such holder in relation to the total number of Common Units held by all such holders. Such Options shall have an Exercise Price equal to the Fair Market Value of the Common Units immediately prior to such Organic Transaction and shall be immediately exercisable by the holders of such Options (not subject to any additional vesting conditions other than the consummation of the Organic Transaction). The holders of such Options shall be given an opportunity to exercise such Options prior to the closing of the Organic Transaction.

In the event of a Organic Transaction (including without limitation a Change of Control), each outstanding Option shall be assumed or an equivalent option or right shall be substituted by such successor entity or a parent or subsidiary of such successor entity (the “Successor Entity”), provided, that if the Successor Entity does not agree to assume the award or to substitute an equivalent option or right in a Change of Control, the vesting of each Option shall fully and immediately accelerate immediately prior to the consummation of the Change of Control.

For purposes of this Section 12(c), an Option shall be considered assumed, without limitation, if, at the time of issuance of the Unit or other consideration upon an Organic Transaction or a Change of Control, as the case may be, each holder of an Option would be entitled to receive upon exercise of the Option the same number and kind of Units or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Common Units covered by the Option at such time (after giving effect to any adjustments in the number of Units covered by the Option as provided for in this Section 12); provided that if such consideration received in the transaction is not solely Common Units of the Successor Entity, the Administrator may, with the consent of the Successor Entity, provide for the consideration to be received upon exercise of the award to be solely Common Units of the Successor Entity equal to the Fair Market Value of the per Unit consideration received by holders of Common Units in the transaction.

(d)     Certain Distributions. In the event of any distribution to the Members holding Common Units of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Common Unit covered by each outstanding Option to reflect the effect of such distribution.

13.    Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Administrator makes the determination granting such Option, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

14.    Amendment and Termination of the Plan.

(a)     Board Authority to Amend or Terminate. The Board, which for the purposes of this Section 14(a) shall specifically include the vote or written consent of the Investor Director (as defined in the LLC Agreement), may at any time amend, alter, suspend or discontinue the Plan, but no amendment, alteration, suspension or discontinuation (other than an adjustment pursuant to Section 12 above) shall be made that would materially and adversely affect the rights of any individual Optionee under any outstanding Option in a manner different from other Participants, without his or her consent.

(b)     Member Consent to Amendments. Notwithstanding the provisions of Section 14(a), to the extent necessary and desirable to comply with the Applicable Laws and the LLC Agreement, the Company shall obtain approval of the holders of Series A Preferred Units and a majority of the Common Units of the Company of any Plan amendment.

15.    Conditions Upon Issuance of Units. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Common Units under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise of an Option, the Company may require the person exercising the award to represent and warrant at the time of any such exercise that the Common Units are being purchased only for investment and without any present intention to sell or distribute such Common Units if, in the opinion of counsel for the Company, such a representation is required by law.

16.    Reservation of Units. The Company, during the term of this Plan, will at all times reserve and keep available such number of Common Units as shall be sufficient to satisfy the requirements of the Plan.

17.    Agreements. Options shall be evidenced by Option Agreements in such form(s) as the Administrator shall from time to time approve.

18.    Member Approval. If required by the Applicable Laws, the Plan shall be subject to approval by the Members of the Company who are entitled to vote within twelve (12) months before or after the date the Plan is adopted. Such Member approval shall be obtained in the manner and to the degree required under the Applicable Laws.

Governing Law. This Plan will be governed by, and construed in accordance with, the internal laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflict of laws. The Company and each Optionee (a) hereby irrevocably agree that any suit, action or other proceeding arising out of or based upon this Plan or any Option Agreement shall be any in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Plan or any Option Agreement except in accordance with clause (a) above, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Plan, any Option Agreement, or the subject matter hereof or thereof may not be enforced in or by such court.